                                                         Preliminary Copy

                   YOUR SHAREHOLDER VOTE IS IMPORTANT!

     Your prompt response can save your Fund money.

     Please vote, sign and mail your proxy ballot (this card) in the enclosed postage-paid envelope today, no matter how many shares you own.
A majority of the Fund's shares must be represented in person or by proxy. Please vote your proxy so your Fund can avoid the expense of another mailing.


[Reverse side:]
Your prompt response can save your Fund the expense of another mailing. Please mark your proxy on the reverse side, date and sign it, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

                                                         Preliminary Copy

                     OPPENHEIMER TAX-FREE BOND FUND

         PROXY FOR SHAREHOLDERS MEETING TO BE HELD JUNE 20, 1994

     The undersigned shareholder of Oppenheimer Tax-Free Bond Fund (the "Fund"), does hereby appoint George C. Bowen, Andrew J. Donohue, Robert Bishop and Scott Farrar, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to attend the Meeting of Shareholders of the Fund to be held June 20, 1994, at 3410 South Galena Street, Denver, Colorado 80231 at 10:00 a.m., Denver time, and at all adjournments thereof, and to vote the shares held in the name of the undersigned on the record date for said meeting for the election of Trustees and on the proposals specified on the reverse side. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES, WHICH RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR TRUSTEE AND FOR EACH PROPOSAL ON THE REVERSE SIDE. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE OR FOR IF NO CHOICE IS INDICATED.

Please mark your proxy, date and sign it on the reverse side and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.
                                                                  (over)

1.   Election of Trustees

     ____ FOR all nominees listed       ____ WITHHOLD AUTHORITY
          (except as marked to the           to vote for all nominees
listed
          contrary below)                    below

 L. LevyL. CherneE. DelaneyR. GalliB. LipsteinE. MoynihanK. Randall
   (A)     (B)       (C)      (D)      (E)        (F)       (G)

 E. Regan R. Reynolds S. Robbins D. Spiro P. Trigere C. Yeutter
    (H)       (I)         (J)       (K)       (L)        (M)

     INSTRUCTION: To withhold authority to vote for any individual nominee, line out that nominee's name above.

2. Ratification of selection of KPMG Peat Marwick as independent auditors (Proposal
     No. 1)

          FOR ____       AGAINST ____        ABSTAIN ____

3. Approval of an amendment to the Fund's Class A 12b-1 Plan (Proposal No. 2) (Class A shareholders, only, vote on this Proposal)

          FOR ____       AGAINST ____        ABSTAIN ____


                              Dated:_______________________, 1994
                                     (Month)             (Day)

                                   ____________________________
                                          Signature(s)

                                   ____________________________
                                          Signature(s)

                    Please read both sides of this ballot.


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give title.

                                                         Preliminary Copy

                     OPPENHEIMER TAX-FREE BOND FUND

          Two World Trade Center, New York, New York 10048-0203

              NOTICE OF MEETING OF SHAREHOLDERS TO BE HELD

                              June 20, 1994


To The Class A and Class B Shareholders of
Oppenheimer Tax-Free Bond Fund

Notice is hereby given that a Meeting of the Shareholders of Oppenheimer Tax-Free Bond Fund (the "Fund") will be held at 3410 South Galena Street, Denver, Colorado, 80231, at 10:00 A.M., Denver time, on June 20, 1994, or any adjournments thereof, for the following purposes:

(a) To elect thirteen Trustees to hold office until the next meeting of shareholders called for the purpose of electing Trustees and until their successors are elected and shall qualify;

(b) To ratify the selection of KPMG Peat Marwick as the independent certified public accountants and auditors of the Fund for the fiscal year beginning January 1, 1994 (Proposal No. 1);

(c) To approve an amendment to the Fund's Class A 12b-1 Plan whereby the Plan shall apply to all Class A shares of the Fund, thereby increasing the amount payable thereunder (Class A shareholders, only) (Proposal No. 2); and

(d) To transact such other business as may properly come before the meeting, or any adjournments thereof.

Shareholders of record at the close of business on April 22, 1994, are entitled to vote at the meeting. The election of Trustees and the Proposals are more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy or in person, how you wish your shares to be voted. The Board of Trustees of the Fund recommends a vote to elect each of the nominees as Trustee and in favor of each Proposal. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

By Order of the Board of Trustees,

Andrew J. Donohue, Secretary

May 6, 1994

- --------------------------------------------------------------------------
Shareholders who do not expect to attend the meeting are asked to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying postage-paid envelope. To avoid unnecessary duplicate mailings, we ask your cooperation in promptly mailing your proxy no matter how large or small your holdings may be.

                     OPPENHEIMER TAX-FREE BOND FUND
          Two World Trade Center, New York, New York 10048-0203

                             PROXY STATEMENT

                         MEETING OF SHAREHOLDERS
                        TO BE HELD JUNE 20, 1994


This statement is furnished to the Class A and Class B shareholders of Oppenheimer Tax-Free Bond Fund (the "Fund") in connection with the solicitation by the Fund's Board of Trustees of proxies to be used at a meeting (the "Meeting") of shareholders to be held at 3410 South Galena Street, Denver, Colorado, 80231, at 10:00 A.M., Denver time, on June 20, 1994, or any adjournments thereof. It is expected that the mailing of this Proxy Statement will be made on or about May 6, 1994. Financial statements covering the operations of the Fund for the fiscal year ended December 31, 1993 were mailed to all persons who were shareholders of record on that date and simultaneously with the mailing of this Proxy Statement will be mailed to persons who became shareholders between December 31, 1993 (the record date for the mailing of that Annual Report) and the record date for this shareholder meeting.

The enclosed proxy, if properly executed and returned, will be voted (or counted as an abstention) in accordance with the choices specified thereon, and will be included in determining whether there is a quorum to conduct the meeting. The proxy will be voted in favor of the nominees for Trustee named in this Proxy Statement unless a choice is indicated to withhold authority to vote for all listed nominees or any individual nominee. The proxy will be voted in favor of each Proposal unless a choice is indicated to vote against or to abstain from voting on that Proposal. Shares owned of record by broker-dealers for the benefit of their customers ("street account shares") will be voted by the broker-dealer based on instructions received from its customers. If no instructions are received, the broker-dealer may (if permitted under applicable stock exchange rules) vote such shares as record holder on the Proposals in the same proportion as that broker-dealer votes street accounts shares for which instructions were timely received. If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of the election of each of the nominees named herein for Trustee and in favor of each Proposal.

The proxy may be revoked at any time prior to the voting by: (1) writing to the Secretary of the Fund at Two World Trade Center, New York, New York, 10048-0203; (2) attending the meeting and voting in person; or (3) signing and returning a new proxy (if returned and received in time to be voted).

The cost of printing and distributing these proxy materials is an expense of the Fund. In addition to the solicitation of proxies by mail, proxies may be solicited by officers or employees of the Fund's investment adviser, Oppenheimer Management Corporation (the "Manager"), personally or by telephone or telegraph; any expenses so incurred will also be borne by the Fund. Brokers, banks and other fiduciaries may be required to forward soliciting material to their principals and to obtain authorization for the execution of proxies. For those services, they will be reimbursed by the Fund for their out-of-pocket expenses.

Shares Outstanding and Entitled to Vote. As of April 22, 1994, the record date, there were ____________ shares of the Fund issued and outstanding, consisting of ____________ Class A shares and ___________ Class B shares. All shares of the Fund have equal voting rights as to the election of Trustees and as to Proposal No. 1. However, only Class A shareholders may vote as to Proposal No. 2. Holders of shares are entitled to one vote for each share (and a fractional vote for a fractional share) held of record at the close of business on the record date. As of the record date, no person owned of record or was known by the management of the Fund to be the beneficial owner of 5% or more of the outstanding shares of the Fund, except Merrill Lynch, Pierce, Fenner & Smith, Inc., which was the record owner of ____________________________ shares of the Fund (approximately ____% of the Fund's then-outstanding shares).

                          ELECTION OF TRUSTEES

At the Meeting, thirteen Trustees are to be elected to hold office until the next meeting of shareholders called for the purpose of electing Trustees or until their successors shall be duly elected and shall have qualified. The persons named as attorneys-in-fact in the enclosed proxy have advised the Fund that unless a proxy instructs them to withhold authority to vote for all listed nominees or any individual nominee, all validly executed proxies will be voted by them for the election of the nominees named below as Trustees of the Fund. As a Massachusetts business trust, the Fund does not contemplate holding annual shareholder meetings for the purpose of electing Trustees. Thus, the Trustees will be elected for indefinite terms until a shareholders meeting is called for the purpose of voting for Trustees and until their successors are elected and shall qualify.

Each of the nominees is presently a Trustee and has agreed to be nominated and, if elected, to continue to serve as a Trustee of the Fund. All Trustees except Ms. Moynihan and Mr. Robert G. Galli, Mr. Edward V. Regan and Mr. Clayton K. Yeutter have been elected by shareholders of the Fund. Each of the Trustees is also a Trustee or Director of Oppenheimer Fund, Oppenheimer Discovery Fund, Oppenheimer Global Bio-Tech Fund, Oppenheimer Global Fund, Oppenheimer Global Growth & Income Fund, Oppenheimer Special Fund, Oppenheimer Time Fund, Oppenheimer Target Fund, Oppenheimer Global Environment Fund, Oppenheimer Gold & Special Minerals Fund, Oppenheimer New York Tax-Exempt Fund, Oppenheimer California Tax-Exempt Fund, Oppenheimer Multi-State Tax-Exempt Trust, Oppenheimer Asset Allocation Fund, Oppenheimer Mortgage Income Fund, Oppenheimer Money Market Fund, Inc., Oppenheimer U.S. Government Trust, Oppenheimer Multi-Government Trust and Oppenheimer Multi-Sector Income Trust (together with the Fund, the "New York OppenheimerFunds"). Mr. Spiro is President of the Fund and each of the other New York OppenheimerFunds.

Each nominee indicated below by an asterisk is an "interested person" (as that term is defined in the Investment Company Act of 1940, hereinafter referred to as the "Investment Company Act") of the Fund due to the connections indicated with the Manager or its affiliates. The year given below indicates when the nominee first became a Trustee or Director of any of the New York OppenheimerFunds without a break in service. The beneficial ownership of shares listed below includes voting and investment control, unless otherwise indicated below. If any of the nominees should be unable to accept nomination or election, it is the intention of the persons named as attorneys-in-fact in the enclosed proxy to vote such proxy for the election of such other person or persons selected and nominated by disinterested Trustees as the Board of Trustees may, in its discretion, recommend. As of April 22, 1994 the Trustees and officers of the Fund as a group owned __________ shares of the Fund in the aggregate, which is less than 1% of the outstanding shares.

                                                                Shares Beneficially
Name And                                                        Owned as of
Other Information     Business Experience During the Past Five YearsApril 22, 1994
Leon Levy             General Partner of Odyssey Partners, L.P. (investment
first became a        partnership); Chairman of Avatar Holdings, Inc. (real estate
Trustee in 1959       development).
Age:  68

Leo Cherne            Chairman Emeritus of the International Rescue
first became a        Committee (philanthropic organization); formerly Executive
Trustee in 1982       Director of the Research Institute of America.
Age:  81

Edmund T. Delaney     Attorney-at-law; formerly a member of the Connecticut
first became a        State Historical Commission and Counsel to Copp,
Trustee in 1959       Berall & Hempstead (a law firm).
Age:  80

Robert G. Galli*      Vice Chairman of the Manager; Vice President and General
first became a        Counsel of Oppenheimer Acquisition Corp. ("OAC"), the Manager's
Trustee in 1993       Manager's parent holding company; formerly he held the
Age:  60              following positions: a director of the Manager and
                      Oppenheimer Funds Distributor, Inc. (the "Distributor"), Vice
                      President and a director of HarbourView Asset Management
                      Corporation ("HarbourView") and Centennial Asset Management
                      Corporation ("Centennial"), investment adviser subsidiaries of the Manager, a director of Shareholder Financial Services, Inc.
                      ("SFSI") and Shareholder Services, Inc. ("SSI"), transfer agent subsidiaries of the Manager, an officer of other OppenheimerFunds and Executive Vice President and General Counsel of the Manager
                      and the Distributor.

Benjamin Lipstein     Professor Emeritus of Marketing, Stern Graduate School of
first became a        Business Administration, New York University.
Trustee in 1974
Age:  71

Elizabeth B. Moynihan Author and architectural historian; a trustee of the
first became a        American Schools of Oriental Research, the Institute
Trustee in 1992       of Fine Arts (New York University), the Freer Gallery
Age:  64              of Art (Smithsonian Institution) and the Preservation
                      League of New York State; a member of the Indo-U.S.
                      Sub-Commission on Education and Culture.

Kenneth A. Randall    A director of Northeast Bancorp, Inc. (bank holding
first became a        company), Dominion Resources, Inc. (electric utility
Trustee in 1980       holding company), and Kemper Corporation (insurance
Age:  66              and financial services company); formerly Chairman of the
                      Board of ICL Inc. (information systems).

Edward V. Regan       President of Jerome Levy Economics Institute; a member
first became a        of the U.S. Competitiveness Policy Council; a director
Trustee in 1993       of GranCare, Inc. (health care provider); formerly
Age:  63              New York State Comptroller and a trustee, New York State
                      and Local Retirement Fund.

Russell S. Reynolds, Jr.Founder and Chairman of Russell Reynolds Associates, Inc.
first became a        (executive  recruiting); a trustee of Mystic Seaport
Trustee in 1989       Museum, International House, Greenwich Historical
Age:  62              Society and Greenwich Hospital.

Sidney M. Robbins     Chase Manhattan Professor Emeritus of Financial
first became a        Institutions, Graduate School of Business, Columbia
Trustee in 1963       University; Visiting Professor of Finance, University
Age:  82              of Hawaii; a director of The Korea Fund, Inc. and The
                      Malaysia Fund, Inc. (closed-end investment companies);
                      member of the Board of Advisors of Olympus Private
                      Placement Fund, L.P.; Professor Emeritus of Finance,
                      Adelphi University.

Donald W. Spiro*      Chairman Emeritus and a director of the Manager;
first became a        formerly Chairman of the Manager and the Distributor.
Trustee in 1985
Age:  68

Pauline Trigere       Chairman and Chief Executive Officer of Trigere,
first became a        Inc. (design and sale of women's fashions).
Trustee in 1977
Age:  81

Clayton K. Yeutter    Counsel to Hogan & Hartson (a law firm); a director
first became a        of B.A.T. Industries, Ltd. (tobacco and financial
Trustee in 1993       services), Caterpillar, Inc. (machinery), ConAgra,
Age:  63              Inc. (food and agricultural products), FMC Corp.
                      (chemicals and machinery), Lindsay Manufacturing Co. and
                      Texas Instruments, Inc. (electronics); formerly (in
                      descending chronological order) Deputy Chairman, Bush/Quayle
                      Presidential Campaign, Counsellor to the President (Bush)
                      for Domestic Policy, Chairman of the Republican National
                      Committee, Secretary of the U.S. Department of Agriculture,
                      and U.S. Trade Representative, Executive Office of the President.

- ------------------------
* A nominee who is an "interested person" of the Fund under the Investment Company Act.

Vote Required. An affirmative vote of a plurality of the votes cast by holders of voting securities of the Fund is required for the election of a nominee as Trustee. The Board of Trustees recommends a vote for the election of each nominee.

Functions of the Board of Trustees. The primary responsibility for the management of the Fund rests with the Board of Trustees. The Trustees meet regularly to review the activities of the Fund and of the Manager, which is responsible for its day-to-day operations. ____ regular meetings of the Trustees were held in the fiscal year ended December 31, 1993. Each of the Trustees other than _______________________ was present for at least 75% of the meetings held. The Trustees of the Fund have appointed an Audit Committee, comprised of Messrs. Randall (Chairman), Robbins (Vice Chairman) and Cherne, none of whom is an "interested person" (as that term is defined in the Investment Company Act) of the Manager or the Fund. The functions of the Committee include (i) making recommendations to the Board concerning the selection of independent auditors for the Fund (subject to shareholder ratification); (ii) reviewing the methods, scope and results of audits and the fees charged; (iii) reviewing the adequacy of the Fund's internal accounting procedures and controls; and (iv) establishing a separate line of communication between the Fund's independent auditors and its independent Trustees. The Committee met _____ times during the fiscal year ended December 31, 1993, and all members other than _______________ attended at least 75% of the meetings held during that period. The Board of Trustees does not have a standing nominating or compensation committee.

Remuneration of Trustees and Officers. The officers of the Fund listed below are affiliated with the Manager. They and the Trustees who are affiliated with the Manager (Messrs. Spiro and Galli) receive no salary or fee from the Fund. The Fund currently pays each other Trustee a fee varying from $_____ to $___________ for serving as Trustee, or as Chairman or a member of the committees of the Board of Trustees. During the fiscal year ended December 31, 1993, Trustees' fees and expenses aggregated $__________. In addition, the Fund has adopted a retirement plan that provides for payment to a retired Trustee of up to 80% of the average compensation paid during that Trustee's five years of service in which the highest compensation was received. A Trustee must serve in that capacity for any of the New York OppenheimerFunds listed above for at least 15 years in order to be eligible for the maximum payment. No Trustee has retired under this plan, and therefore no payments have been made by the Fund. In the fiscal year ended December 31, 1993, the Fund accrued $_____________ for retirement plan benefits for its Trustees under the plan.

Officers of the Fund. Each officer of the Fund is elected by the Trustees to serve an indefinite term. Information is given below about the executive officers who are not Trustees of the Fund, including their business experience during the past five years. Messrs. Bishop, Bowen, Donohue, Farrar and Zack serve in a similar capacity with the other New York OppenheimerFunds listed above.

Robert Patterson, Vice President and Portfolio Manager; Age: 50.
     Senior Vice President of the Manager; an officer of other
     OppenheimerFunds.

Andrew J. Donohue, Secretary; Age: 43.
     Executive Vice President and General Counsel of the Manager and the Distributor; an officer of other OppenheimerFunds; formerly Senior Vice President and General Counsel of the Manager and the Distributor, Partner in Kraft & McManimon (a law firm), an officer of First Investors Corporation (a broker-dealer) and First Investors Management Company, Inc. (broker-dealer and investment adviser) and director and an officer of First Investors Family of Funds and First Investors Life Insurance Company.

George C. Bowen, Treasurer; Age 57.
     Senior Vice President and Treasurer of the Manager; Vice President and Treasurer of the Distributor and HarbourView; Senior Vice President, Treasurer, Assistant Secretary and a director of Centennial; Vice President, Treasurer and Secretary of SSI, SFSI, and the OppenheimerFunds; formerly Senior Vice President/Comptroller and Secretary of Oppenheimer Asset Management Corporation, a former investment advisory subsidiary of the Manager.

Robert G. Zack, Assistant Secretary; Age 45.
     Senior Vice President and Associate General Counsel of the Manager; Assistant Secretary of SSI, SFSI and other OppenheimerFunds.

Robert Bishop, Assistant Treasurer; Age 35.
     Assistant Vice President of the Manager/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Manager, prior to which he was an Accountant for Resolution Trust Corporation and previously an Accountant and Commissions Supervisor for Stuart James Company Inc., a broker-dealer.

Scott Farrar, Assistant Treasurer; Age:  28.
     Assistant Vice President of the Manager/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Manager, prior to which he was an International Mutual Fund Supervisor for Brown Brothers Harriman Co., a bank, and previously a Senior Fund Accountant for State Street Bank & Trust Company, before which he was a sales representative for Central Colorado Planning.

            RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                            (Proposal No. 1)

The Investment Company Act requires that independent certified public accountants and auditors ("auditors") be selected annually by the Board of Trustees and that such selection be ratified by the shareholders at the next-convened annual meeting of the Fund, if one is held. The Board of Trustees of the Fund, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund or the Manager, at a meeting held December 9, 1993, selected KPMG Peat Marwick ("KPMG") as auditors of the Fund for the fiscal year beginning January 1, 1994. KPMG also serves as auditors for certain other funds for which the Manager acts as investment adviser. At the Meeting, a resolution will be presented for the shareholders' vote to ratify the selection of KPMG as auditors. Representatives of KPMG are not expected to be present at the Meeting but will be available should any matter arise requiring their presence. The Board of Trustees recommends approval of the selection of KPMG as auditors of the Fund.

        APPROVAL OF AN AMENDMENT TO THE FUND'S CLASS A 12b-1 PLAN
                            (Proposal No. 2)
          (Only Class A shareholders may vote on this Proposal)

The Fund has adopted a Service Plan for its Class A shares (the "Current 12b-1 Plan") pursuant to Rule 12b-1 of the Investment Company Act under which the Fund may make certain payments to Oppenheimer Funds Distributor, Inc., (the "Distributor") for all or a portion of its costs incurred in connection with the personal service and maintenance of shareholder accounts that hold Class A Shares of the Fund that were acquired on or after April 1, 1991. The Distributor uses such fees received from the Fund in their entirety: (i) to compensate brokers, dealers, banks and other institutions ("Recipients") each quarter for providing personal service and the maintenance of accounts that hold Fund shares, and (ii) to reimburse itself (to the extent authorized by the Board) for its other expenditures under the Plan and for its direct costs for personal service and the maintenance of accounts. The Board has not authorized any reimbursement to the Distributor under (ii) above. The services to be provided under the Plan include, but are not limited to, the following: answering routine inquiries from the Recipient's customers concerning the Fund, providing such customers with information on their investment in Fund shares, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund, making the Fund's investment plans and dividend payment options available, and providing such other information and customer liaison services and the maintenance of accounts as the Distributor or the Fund may reasonably request.

The Current 12b-1 Plan has the effect of increasing Class A expenses of the Fund by up to 0.25% of its average annual net assets from what its expenses would otherwise be. During the fiscal year ended December 31, 1993, payments under the Current 12b-1 Plan totaled $______________ (____% of the Fund's average net assets), all of which was paid by the Distributor to Recipients, including $_____________ paid to an affiliate of the Distributor.

At a meeting held February 10, 1994, the Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund and who have no direct or indirect financial interest in the operation of the Current 12b-1 Plan or any agreement related to the Current 12b-1 Plan ("Independent Trustees"), adopted an amendment to the Fund's Current 12b-1 Plan to allow payments to be made with respect to all Fund shares, including those acquired prior to April 1, 1991 (the "Proposed 12b-1 Plan"). In all other material respects, the Current 12b-1 Plan and the Proposed 12b-1 Plan are the same.

The Board determined to recommend the Proposed 12b-1 Plan for approval by the Class A shareholders. A copy of the Proposed 12b-1 Plan is attached as Exhibit A to this proxy statement.

If approved at this meeting and implemented, the Proposed 12b-1 Plan would have the effect of increasing the Fund's Class A expenses from what they otherwise would be under the Current 12b-1 Plan, but by no more than .25% of the average annual Class A net assets. Both the Current and Proposed 12b-1 Plans have the potential effect of increasing the Fund's Class A expenses by up to 0.25% of the Fund's average annual net assets. It is estimated that the Fund's total expense ratio would have increased from ____% of average annual net assets to ____% of average annual net assets based on the Fund's actual annualized expenses for the period January 1, 1993 through December 31, 1993 had the Proposed 12b-1 Plan been in effect. As the proportion of Fund shares purchased before April 1, 1991 to total outstanding Fund shares decreases, the actual incremental expenses, on a percentage basis, created by the Proposed 12b-1 Plan payments over Current 12b-1 Plan payments will decrease.

If approved, the Proposed 12b-1 Plan shall take effect as of the date of shareholder approval, replacing the Fund's Current 12b-1 Plan and shall continue in effect through December 31, 1994 and from year to year thereafter (unless terminated as described below) only as long as such continuance is specifically approved at least annually by the Fund's Board of Trustees (and its Independent Trustees) by a vote cast in person at a meeting called for the purpose of voting on such continuance. The Proposed 12b-1 Plan may be terminated at any time by the vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding Class A shares of the Fund. If the Proposed 12b-1 Plan is approved by Class A shareholders, the Board of Trustees will determine the rate of payment for assets representing shares sold prior to April 1, 1991.

Analysis of the Proposed Class A Service Plan by the Board of Trustees. In considering whether to recommend the Proposed 12b-1 Plan for approval, the Board requested and evaluated information it deemed necessary to make an informed determination. The Manager represented to the Board that, in its opinion, if the Current 12b-1 Plan is not amended, the result will be increased redemptions of Class A shares thereby harming the Fund. The Manager believes that providing continuing payments to dealers for services provided to Class A shareholders in connection with all Class A shares could help reduce redemptions of Class A shares by giving dealers a financial incentive in having Class A shares remain outstanding. Stabilizing or increasing Class A assets by encouraging Recipients to maintain Class A accounts in the Fund can benefit the Fund and its shareholders by maintaining or reducing per share operating expenses and providing a more stable cash flow for investment management purposes.

The Board therefore deemed it in the best interest of the Fund and its Class A shareholders to amend the Current 12b-1 Plan as described. The Board was advised that many Recipients currently provide services to customers who own Class A shares acquired before April 1, 1991 for which they receive no compensation from the Fund. The Manager further advised the Board that Recipients have complained that it is inequitable to compensate Recipients for providing services for some Class A shares of the Fund (i.e., those sold on or after April 1, 1991) but not for others.

Votes Required. Under the Investment Company Act, an affirmative vote of the holders of a "majority," as defined in the Investment Company Act, of the outstanding Class A shares of the Fund is required for approval of this Proposal. Such "majority" vote is defined in the Investment Company Act as the vote of the holders of the lesser of (i) 67% or more of the Class A shares present or represented by proxy at the shareholders meeting, if the holders of more than 50% of such outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding Class A shares. If the proposal is not approved, the Fund's current 12b-1 Plan will remain unchanged. The Board of Trustees recommends a vote in favor of approving this Proposal.

                         ADDITIONAL INFORMATION

The Manager. Subject to the authority of the Board of Trustees, the Manager is responsible for the day-to-day management of the Fund's business. The Manager is a wholly-owned subsidiary of OAC, a holding company controlled by Massachusetts Mutual Life Insurance Company ("MassMutual"). MassMutual is located at 1295 State Street, Springfield, Massachusetts 01111. OAC acquired the Manager on October 22, 1990 (the "Acquisition Date"). As indicated below, the common stock of OAC is owned by (i) certain officers and/or directors of the Manager, (ii) MassMutual and (iii) another investor. No institution or person holds 5% or more of OAC's outstanding common stock except Donald W. Spiro (5.24%) and MassMutual. MassMutual has engaged in the life insurance business since 1851. It is the nation's twelfth largest life insurance company by assets and has an A.M. Best Co. rating of "A+".

The common stock of OAC is divided into three classes. At December 31, 1993, MassMutual held (i) all of the 2,160,000 shares of Class A voting stock, (ii) 317,854 shares of Class B voting stock, and (iii) 350,063 shares of Class C non-voting stock. This collectively represented 74.1% of the outstanding common stock and 84.9% of the voting power of OAC as of December 31, 1993. Certain officers and/or directors of the Manager as a group held (i) 821,455 shares of the Class B voting stock, representing 21.5% of the outstanding common stock and 12.6% of the voting power, and (ii) options acquired without cash payment which, when they become exercisable, allow the holders to purchase up to 706,150 shares of Class C non-voting stock. That group includes persons who serve as officers of the Fund and two of whom (Messrs. Donald W. Spiro and Robert
G. Galli) serve as Trustees of the Fund. Holders of OAC Class B and Class C common stock may put (sell) their shares and vested options to OAC or MassMutual at a formula price (based on earnings of the Manager). MassMutual may exercise call (purchase) options on all outstanding shares of both such classes of common stock and vested options at the same formula price, according to a schedule that will commence on September 30, 1995. Since October 1, 1992, certain officers and/or directors of the Manager (i) sold 295,354 shares of Class B OAC common stock to MassMutual at the formula price, and (ii) surrendered to OAC 436,053 stock appreciation rights issued in tandem with the Class C OAC options. Cash payments aggregating $32,729,119 have or will be made by OAC or MassMutual to such persons (including Messrs. Spiro and Galli, identified above) as follows: one-third of the amount due (i) within 30 days of the transaction, (ii) by the first anniversary following the transaction (with interest), and (iii) by the second anniversary following the transaction (with interest). On December 15, 1993, MassMutual purchased its 350,063 shares of Class C OAC stock from OAC for $17,751,718.

As part of the acquisition of the common stock of OAC, MassMutual also purchased approximately $45 million of subordinated notes of a subsidiary of OAC; the notes are now an obligation of the Manager. In addition to the purchase of such notes, MassMutual holds warrants issued by OAC exercisable over the life of the notes which will allow it to purchase shares of Class C common stock representing approximately 15.4% of the common stock of OAC on a fully diluted basis.

The Manager and its affiliates act as investment advisers to investment companies having combined net assets of more than $27 billion as of December 31, 1993, and having more than 1.8 million shareholder accounts. A consolidated statement of financial condition of the Manager as of December 31, 1993, is included in this Proxy Statement as Exhibit B.

The names and principal occupations of the executive officers and directors of the Manager are as follows: Jon S. Fossel, Chairman, Chief Executive Officer and Director; Bridget A. Macaskill, President and Director; Donald W. Spiro, Chairman Emeritus and a Director; Robert G. Galli and James C. Swain, Vice Chairmen of the Manager; Samuel Freedman, Jr., Director; Robert Doll, Jr., and O. Leonard Darling, Executive Vice Presidents; Tilghman G. Pitts, Executive Vice President and Director; Andrew J. Donohue, Executive Vice President and General Counsel; Kenneth Eich, Executive Vice President and Chief Financial Officer; George C. Bowen, Senior Vice President and Treasurer; Victor Babin, Loretta McCarthy, Robert Patterson, Arthur Steinmetz, Ralph Stellmacher, Nancy Sperte and Robert G. Zack, Senior Vice Presidents. The address of Messrs. Bowen, Eich, Freedman and Swain is 3410 South Galena Street, Denver, Colorado 80231. The address of all other officers is Two World Trade Center, New York, New York 10048-0203, which is also the address of the Manager and OAC.

Investment Advisory Agreement. The Fund has an Investment Advisory Agreement with the Manager dated October 22, 1990 (the "Agreement"). The Agreement was submitted to and approved by the shareholders of the Fund at a meeting held October 1, 1990, because the acquisition of the Manager by OAC on October 22, 1990, terminated the previous investment advisory agreement. The Agreement continues in effect from year to year unless terminated, but only so long as such continuance is approved annually in accordance with the Investment Company Act. At a meeting held on December 9, 1993, the Fund's Board of Trustees, including a majority of the Independent Trustees, approved the renewal of the Agreement between the Manager and the Fund until December 31, 1994. At the time of such approval, Messrs. Spiro and Galli were shareholders of OAC, the parent of the Manager. Under the Agreement, the Manager supervises the investment operations of the Fund and the composition of its portfolio and furnishes advice and recommendations with respect to investments, investment policies and the purchase and sale of securities. The management fee payable monthly to the Manager under the terms of the Agreement is computed on the assets of the Fund as of the close of business each day. The annual rates of the fee paid by the Fund are .60% of the first $200 million of net assets; .55% of the next $100 million; .50% of the next $200 million; .45% of the next $250 million; .40% of the next $250 million; and .35% of net assets over $1 billion. During the fiscal year ended December 31, 1993, the Fund's fees payable under its Agreement with the Manager were $________.

The Agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment as well as to provide, and supervise the activities of, all administrative and clerical personnel required to provide effective administration for the Fund, including the compilation and maintenance of records with respect to operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund. Expenses not expressly assumed by the Manager under the Agreement or by the Distributor under the General Distributor's Agreement are paid by the Fund. The Agreement lists examples of expenses paid by the Fund, the major categories of which relate to interest, taxes, brokerage commissions, fees to certain Trustees, legal, bookkeeping and audit expenses, custodian and transfer agent expenses, stock certificate issuance costs, certain printing and registration costs, and non-recurring expenses, including litigation costs.

Independently of the Agreement, the Manager has voluntarily undertaken that the total expenses of the Fund in any year (including the management fee but excluding taxes, interest, brokerage commissions, distribution plan payments and extraordinary non-recurring expenses such as litigation costs) shall not exceed (and the Manager undertakes to pay or refund to the Fund any amount by which such expenses shall exceed) the most stringent state regulatory limitation on fund expenses applicable to the Fund. At present, that limitation is imposed by California and limits expenses (with specified exclusions) to 2.5% of the first $30 million of average annual net assets, 2% of the next $70 million, and 1.5% of average annual net assets in excess of $100 million. The payment of the management fee at the end of any month will be reduced so that there will not be any accrued but unpaid liability under this expense limitation.
The Manager reserves the right to amend or terminate the expense assumption undertaking at any time.

The Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations thereunder, the Manager is not liable for any loss sustained by reason of any good faith error or omission on its part in connection with any matter to which the Agreement relates. The Agreement permits the Manager to act as investment adviser for any other person, firm or corporation. Pursuant to a license from the Manager, the Fund may use the name "Oppenheimer" in connection with its business. If the Manager shall no longer act as investment adviser to the Fund, the right of the Fund to use the name "Oppenheimer" as part of its name may be withdrawn.

Provisions of the Investment Advisory Agreement. One of the duties of the Manager under the Agreement is to arrange the portfolio transactions for the Fund. In doing so, the Manager is authorized by the Agreement to employ broker-dealers ("brokers"), including "affiliated" brokers, as that term is defined in the Investment Company Act, as may, in its best judgment based on all relevant factors, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable price obtainable) of such transactions. The Manager need not seek competitive commission bidding or base its selection on "posted" rates, but is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the provisions of the Agreement and the interests and policies of the Fund as established by its Board of Trustees.

Under the Agreement, the Manager is authorized to select brokers that provide brokerage and/or research services for the Fund and/or the other accounts over which the Manager or its affiliates have investment discretion. The commissions paid to such brokers may be higher than another qualified broker would have charged, if a good faith determination is made by the Manager that the commission is fair and reasonable in relation to the services provided. There is no formula under which any of the brokers selected for the Fund's portfolio transactions are entitled to the allocation of a particular amount of commissions. The Manager may also consider sales of shares of the Fund and of other investment companies managed by the Manager or its affiliates as a factor in the selection of brokers for the Fund's portfolio transactions.

Description of Brokerage Practices. Subject to the provisions of the Agreement, when brokers are used for the Fund's portfolio transactions, allocations of brokerage are made by portfolio managers under the supervision of executive officers of the Manager. As most purchases made by the Fund are principal transactions, the Fund incurs little or no brokerage costs. For those transactions, instead of using a broker the Fund normally deals directly with the selling or purchasing principal or market maker unless it is determined that a better price or execution can be obtained by using a broker. Purchases of these securities from underwriters include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include a spread between the bid and asked price. The Fund seeks to obtain prompt execution of such orders at the most favorable net price.

When the Fund engages in an option transaction, ordinarily the same broker will be used for the purchase or sale of the option and any transactions in the securities to which the option relates. When possible, concurrent orders to purchase or sell the same security by more than one of the accounts managed by the Manager or its affiliates are combined. Transactions effected pursuant to such combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account. Option commissions may be relatively higher than those which would apply to direct purchases and sales of portfolio securities.

The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates, and investment research received for the commissions of those other accounts may be useful both to the Fund and one or more of such other accounts. Such research, which may be supplied by a third party at the instance of a broker, includes information and analyses on particular companies and industries as well as market or economic trends and portfolio strategy, receipt of market quotations for portfolio evaluations, information systems, computer hardware and similar products and services. If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid for in commission dollars. The research services provided by brokers broaden the scope and supplement the research activities of the Manager, by making available additional views for consideration and comparisons, and enabling the Manager to obtain market information for the valuation of securities held in the Fund's portfolio or being considered for purchase. The Board of Trustees, including the Independent Trustees of the Fund, annually reviews information furnished by the Manager as to the commissions paid to brokers furnishing such services in an effort to ascertain that the amount of such commissions was reasonably related to the value or benefit of such services. The Board of Trustees has permitted the Manager to use concessions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

During the fiscal year ended December 31, 1993, total brokerage commissions paid by the Fund (not including spreads or concessions on principal transactions on a net trade basis) amounted to $_______. During the fiscal year ended December 31, 1993, $ ____________________ was paid to brokers as commissions in return for research services (including special research, statistical information and execution); the aggregate dollar amount of those transactions was $_________________. The transactions giving rise to those commissions were allocated in accordance with the internal allocation procedures described above.

General Distributor's Agreement. Oppenheimer Funds Distributor, Inc., a wholly-owned subsidiary of the Manager, is the general distributor of the Fund's shares under a General Distributor's Agreement dated October 22, 1990. The General Distributor's Agreement is subject to the same annual renewal requirements and termination provisions as the Agreement. For the fiscal year ended December 31, 1993, selling charges on the Fund's shares amounted to $_________________, of which the Distributor and an affiliated broker-dealer retained $_______________ in the aggregate.

Service Contract. Oppenheimer Shareholder Services ("OSS"), a division of the Manager, serves as the Fund's transfer agent and registrar pursuant to a Service Contract under which it is reimbursed by the Fund for its costs in providing those services to the Fund, including the cost of rental of office space. Similar services are provided by OSS to certain other mutual funds advised by the Manager. OSS received $________ from the Fund during the fiscal year ended December 31, 1993. The costs described for these services are charged to the Fund as operating expenses and are borne ratably by all shareholders in proportion to their holdings of shares of the Fund.

                    RECEIPT OF SHAREHOLDER PROPOSALS

The Fund is not required to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Fund or the Shareholders (under special conditions described in the Fund's Statement of Additional Information). Under the Commission's proxy rules, shareholder proposals which meet certain conditions may be included in the Fund's proxy statement and proxy for a particular meeting. Those rules require that for future meetings the shareholder must be a record or beneficial owner of Fund shares with a value of at least $1,000 at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by the Fund of any such proposal. Under those rules, a proposal submitted for inclusion in the Fund's proxy material for the next meeting after the meeting to which this proxy statement relates must be received by the Fund a reasonable time before the solicitation is made. The fact that the Fund receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements under the proxy rules for such inclusion.

                             OTHER BUSINESS

Management of the Fund knows of no business other than the matters specified above that will be presented at the Meeting. Since matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy to vote the proxy in accordance with their judgment on such matters.

By Order of the Board of Trustees,

Andrew J. Donohue, Secretary

May 6, 1994

                                                       Exhibit A

                       SERVICE PLAN AND AGREEMENT

                                 BETWEEN

                   OPPENHEIMER FUNDS DISTRIBUTOR, INC.

                                   AND

                     OPPENHEIMER TAX-FREE BOND FUND

                           FOR CLASS A SHARES


SERVICE PLAN AND AGREEMENT (the "Plan") dated the ___ day of June_____, 1994, by and between OPPENHEIMER TAX-FREE BOND FUND (the "Fund") and OPPENHEIMER FUNDS DISTRIBUTOR, INC. (the "Distributor").

1. The Plan. This Plan is the Fund's written service plan for its Class A Shares described in the Fund's registration statement as of the date this Plan takes effect, contemplated by and to comply with Article III,
Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, pursuant to which the Fund will reimburse the Distributor for a portion of its costs incurred in connection with the personal service and the maintenance of shareholder accounts ("Accounts") that hold Class A Shares (the "Shares") of such series and class of the Fund. The Fund may be deemed to be acting as distributor of securities of which it is the issuer, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"), according to the terms of this Plan. The Distributor is authorized under the Plan to pay "Recipients," as hereinafter defined, for rendering services and for the maintenance of Accounts. Such Recipients are intended to have certain rights as third-party beneficiaries under this Plan.

2. Definitions. As used in this Plan, the following terms shall have the following meanings:

    (a)"Recipient" shall mean any broker, dealer, bank or other institution which: (i) has rendered services in connection with the personal service and maintenance of Accounts; (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise concerning such service; and (iii) has been selected by the Distributor to receive payments under the Plan. Notwithstanding the foregoing, a majority of the Fund's Board of Trustees (the "Board") who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements relating to this Plan (the "Independent Trustees") may remove any broker, dealer, bank or other institution as a Recipient, whereupon such entity's rights as a third-party beneficiary hereof shall terminate.

    (b)"Qualified Holdings" shall mean, as to any Recipient, all Shares owned beneficially or of record by: (i) such Recipient, or (ii) such customers, clients and/or accounts as to which such Recipient is a fiduciary or custodian or co-fiduciary or co-custodian (collectively, the "Customers"), but in no event shall any such Shares be deemed owned by more than one Recipient for purposes of this Plan. In the event that two entities would otherwise qualify as Recipients as to the same Shares, the Recipient which is the dealer of record on the Fund's books shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.  Payments.

    (a) Under the Plan, the Fund will make payments to the Distributor, within forty-five (45) days of the end of each calendar quarter, in the amount of the lesser of: (i) .0625% (.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of the Shares computed as of the close of each business day of Qualified Holdings, or (ii) the Distributor's actual expenses under the Plan for that quarter of the type approved by the Board. The Distributor will use such fee received from the Fund in its entirety to reimburse itself for payments to Recipients and for its other expenditures and costs of the type approved by the Board incurred in connection with the personal service and maintenance of Accounts including, but not limited to, the services described in the following paragraph. The Distributor may make Plan payments to any "affiliated person" (as defined in the 1940 Act) of the Distributor if such affiliated person qualifies as a Recipient.

        The services to be rendered by the Distributor and Recipients in connection with the personal service and the maintenance of Accounts may include, but shall not be limited to, the following: answering routine inquiries from the Recipient's customers concerning the Fund, providing such customers with information on their investment in shares, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund, making the Fund's investment plans and dividend payment options available, and providing such other information and customer liaison services and the maintenance of Accounts as the Distributor or the Fund may reasonably request. It may be presumed that a Recipient has provided services qualifying for compensation under the Plan if it has Qualified Holdings of Shares to entitle it to payments under the Plan. In the event that either the Distributor or the Board should have reason to believe that, notwithstanding the level of Qualified Holdings, a Recipient may not be rendering appropriate services, then the Distributor, at the request of the Board, shall require the Recipient to provide a written report or other information to verify that said Recipient is providing appropriate services in this regard. If the Distributor still is not satisfied, it may take appropriate steps to terminate the Recipient's status as such under the Plan, whereupon such entity's rights as a third-party beneficiary hereunder shall terminate.

        Payments received by the Distributor from the Fund under the Plan will not be used to pay any interest expense, carrying charges or other financial costs, or allocation of overhead by the Distributor, or for any other purpose other than for the payments described in this
    Section 3. The amount payable to the Distributor each quarter will be reduced to the extent that reimbursement payments otherwise permissible under the Plan have not been authorized by the Board of Trustees for that quarter. Any unreimbursed expenses incurred for any quarter by the Distributor may not be recovered in later periods.

    (b)The Distributor shall make payments to any Recipient quarterly, within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed .0625% (.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of the Shares computed as of the close of each business day of Qualified Holdings owned beneficially or of record by the Recipient or by its Customers (excluding Shares acquired in reorganizations with investment companies for which Oppenheimer Management Corporation or an affiliate acts as investment adviser and which have not adopted a distribution plan at the time of the reorganization with the Fund). However, no such payments shall be made to any Recipient for any such quarter in which its Qualified Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified Holdings"), if any, to be set from time to time by a majority of the Independent Trustees. A majority of the Independent Trustees may at any time or from time to time increase or decrease and thereafter adjust the rate of fees to be paid to the Distributor or to any Recipient, but not to exceed the rate set forth above, and/or increase or decrease the number of shares constituting Minimum Qualified Holdings. The Distributor shall notify all Recipients of the Minimum Qualified Holdings and the rate of payments hereunder applicable to Recipients, and shall provide each Recipient with written notice within thirty (30) days after any change in these provisions. Inclusion of such provisions or a change in such provisions in a revised current prospectus shall constitute sufficient notice.

    (c)Under the Plan, payments may be made to Recipients: (i) by Oppenheimer Management Corporation ("OMC") from its own resources (which may include profits derived from the advisory fee it receives from the Fund), or (ii) by the Distributor (a subsidiary of OMC), from its own resources.

4. Selection and Nomination of Trustees. While this Plan is in effect, the selection or replacement of Independent Trustees and the nomination of those persons to be Trustees of the Fund who are not "interested persons" of the Fund shall be committed to the discretion of the Independent Trustees. Nothing herein shall prevent the Independent Trustees from soliciting the views or the involvement of others in such selection or nomination if the final decision on any such selection and nomination is approved by a majority of the incumbent Independent Trustees.

5. Reports. While this Plan is in effect, the Treasurer of the Fund shall provide at least quarterly a written report to the Fund's Board for its review, detailing the amount of all payments made pursuant to this Plan, the identity of the Recipient of each such payment, and the purposes for which the payments were made. The report shall state whether all provisions of Section 3 of this Plan have been complied with. The Distributor shall annually certify to the Board the amount of its total expenses incurred that year with respect to the personal service and maintenance of Accounts in conjunction with the Board's annual review of the continuation of the Plan.

6. Related Agreements. Any agreement related to this Plan shall be in writing and shall provide that: (i) such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities of the Class, on not more than sixty days written notice to any other party to the agreement; (ii) such agreement shall automatically terminate in the event of its "assignment" (as defined in the 1940 Act); (iii) it shall go into effect when approved by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such agreement; and (iv) it shall, unless terminated as herein provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7. Effectiveness, Continuation, Termination and Amendment. This Plan has been approved by a vote of the Independent Trustees cast in person at a meeting called on February 10, 1994 for the purpose of voting on this Plan, has been approved by a "majority" (as defined in the 1940 Act) of the Fund's outstanding Class A shares at a meeting held for the purpose of approving such Plan, and takes effect as of June ___, 1994. Unless terminated as hereinafter provided, it shall continue in effect until December 31, 1994 and from year to year thereafter or as the Board may otherwise determine only so long as such continuance is specifically approved at least annually by the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance. This Plan may be terminated at any time by vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities of the Class. This Plan may not be amended to increase materially the amount of payments to be made without approval of the Class A Shareholders, in the manner described above, and all material amendments must be approved by a vote of the Board and of the Independent Trustees.

8. Disclaimer of Shareholder and Trustee Liability. The Distributor understands that the obligations of the Fund under this Plan are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund's property. The Distributor represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                         OPPENHEIMER TAX-FREE BOND FUND

                         By: _________________________________________
                               Robert G. Zack, Assistant Secretary

                         OPPENHEIMER FUNDS DISTRIBUTOR, INC.

                         By: __________________________________________
                               Katherine P. Feld
                               Vice President & Secretary

                                             Exhibit B

INDEPENDENT AUDITORS' REPORT


Oppenheimer Management Corporation:

We have audited the accompanying consolidated statement of financial condition of Oppenheimer Management Corporation and subsidiaries as of December 31, 1993. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated statement of financial condition presents fairly, in all material respects, the financial position of Oppenheimer Management Corporation and subsidiaries at December 31, 1993 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for income taxes to conform with Statement of Financial Accounting Standards No. 109.



DELOITTE & TOUCHE


Denver, Colorado
February 16, 1994

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

ASSETS                        NOTES

CURRENT ASSETS:
     Cash                               $ 31,940,116
     Investments in money market
       mutual funds                       26,850,605
     Investments in managed mutual funds                  4,981,458
     Investments in Zero Coupon U.S.
   Treasuries Trust, at market             3,897,237
     Accounts receivable:
       Brokers and dealers    2           49,538,320
   Managed mutual funds        2,3              11,433,524
          Affiliated companies               100,495
          Income taxes                    13,902,237
          Other                            4,471,131
     Other current assets                  2,124,857
                                          -----------

Total current assets                     149,239,980
                                        -------------
PROPERTY AND EQUIPMENT - Less
  accumulated depreciation and
  amortization of $8,169,031               8,896,837
                                         -----------

OTHER ASSETS:
     Intangible assets, net   1          113,445,572
     Deferred sales commissions           54,452,051
     Deferred charges                      1,550,484
     Other                                 1,607,387
                                          ----------

Total other assets                        171,055,494
                                         ------------




TOTAL          $329,192,311

LIABILITIES AND SHAREHOLDER'S EQUITY
                                 NOTES
CURRENT LIABILITIES:
  Accounts payable and accrued
    expenses                            $ 33,866,353
  Subscriptions payable to managed
    mutual funds                   2      71,371,285
     Payable to brokers and dealers             2         9,483,935
     Current portion of long-term debt        5,6        17,463,094
                                         ------------

Total current liabilities                132,184,667
                                        --------------

LONG-TERM LIABILITIES:
  Deferred income taxes4           4      15,447,486
     Senior debt                   5      59,781,186
     Subordinated notes            6      44,450,000
                                         -----------
Total liabilities                        251,863,339
                                         -----------

COMMITMENTS                        1,8

SHAREHOLDER'S EQUITY:              5,7
     Preferred stock - nonvoting;
          $10 par value; 392,461 shares
          authorized; 25,141 shares
          issued and outstanding             251,410
     Common Stock - voting; $.10 par
          value; 229,246 shares authorized;
          179,658 shares issued and
          outstanding                         17,966
     Additional paid-in capital           49,241,234
     Retained earnings                    27,818,362
                                        ------------
Total shareholder's equity                  77,328,972
                                        --------------

TOTAL                                   $329,192,311


See notes to consolidated statement of financial condition.

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

1.   THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

     Oppenheimer Management Corporation (OMC) and its subsidiaries (collectively, the "Company") are engaged in the business of organizing, promoting, and managing registered investment companies (hereafter referred to as "mutual funds").

     OMC owns all the outstanding stock of Oppenheimer Funds Distributor, Inc., Shareholder Services, Inc. (SSI), HarbourView Asset Management Corporation, Centennial Asset Management Corporation, Oppenheimer Partnership Holdings, Inc., and Shareholder Financial Services, Inc. OMC is a wholly-owned subsidiary of Oppenheimer Acquisition Corporation (OAC), which is controlled by Massachusetts Mutual Life Insurance Company and senior management of OMC.

     Principles of Consolidation - The accompanying consolidated statement of financial condition includes the accounts of OMC and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

     Investments in Money Market Mutual Funds - The Company invests available cash in money market mutual funds managed by the Company. The investments are recorded at cost which equals market.

     Investments in Managed Mutual Funds - The Company owns shares of stock in several of the mutual funds it manages. The shares are purchased at their respective net asset values. The resulting investments are recorded at cost which approximates market.

     Investments in Zero Coupon U.S. Treasuries Trust - The Company is the Sponsor for the Oppenheimer Zero Coupon U.S. Treasuries Trust and has undertaken to maintain a secondary market for units in the Trust. The investments are carried at market.

     Property and Equipment - Property and equipment is recorded at cost. Equipment depreciation expense is provided over the assets' estimated useful lives on the straight-line method. Leasehold improvements are amortized on the straight-line method over the remaining terms of the lease agreements.

   Intangible Assets - Intangible assets at December 31, 1993, are as follows:
                                                 Less
                          Useful              Accumulated      Net
                          Lives      Cost     Amortization  Book Value
                     -----------  ----------- ------------  -----------
   Debt Issuance Costs   7 years $  5,535,450$ (2,999,400) $  2,536,050
   Management Contracts  7 years   38,600,000 (18,840,667)   19,759,333
   Goodwill             25 years  100,766,565 (11,671,455)   89,095,110
   Other              4-10 years    4,385,906  (2,330,827)    2,055,079
                                  ----------- ------------   ----------
                                 $149,287,921$(35,842,349) $113,445,572

   Deferred Sales Commissions - Sales commissions paid to brokers and dealers in connection with sales of shares of certain mutual funds are charged to deferred sales commissions and amortized over six years. Early withdrawal charges received by the Company from redeeming shareholders reduce unamortized deferred sales commissions.

   Stock Appreciation Rights - OAC has granted certain stock appreciation rights relating to OAC's stock to certain employees of OMC. During 1993, OMC recorded $21,603,294 relating to these stock appreciation rights as a credit to additional paid-in capital.

   Income Taxes - OAC files a consolidated federal income tax return which includes the Company. Income taxes are recorded as if the Company files on a separate return basis. During 1993 the Company was required to adopt Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. The asset and liability method prescribed by Statement 109 results in deferred tax assets and liabilities being recorded for the differences between the book and tax basis relating to the Company's assets and liabilities.

   The Company adopted Statement 109 in 1993 and has elected to restate prior years beginning with the 1990 period. The effect of this restatement on prior years has been reflected in retained earnings as of December 31, 1992.


2. TRANSACTIONS WITH BROKERS AND DEALERS

   The Company acts as general distributor for the sale and distribution of shares of several mutual funds. In this capacity, the Company records a receivable when it issues confirmations of all accepted purchase orders to the originating brokers and dealers; at the same time, the Company records a liability to the mutual funds equal to the net asset value of all shares subject to such confirmations. This liability must be paid to the mutual funds within 11 business days unless the trade is canceled. If the originating broker or dealer fails to make timely settlement of its purchase order under the terms of its dealer agreement with the Company, the Company may cancel the purchase order and, at the Company's risk, hold responsible the originating broker or dealer.

   When brokers and dealers place share redemption orders with a fund's distributor, the Company records a receivable from the mutual funds equal to the net asset value of all shares redeemed; at the same time the Company records a corresponding liability payable to the originating brokers.

3. RELATED PARTIES

   The following is a summary of the significant balances, transactions and relationships with affiliated companies and other related parties as of December 31, 1993:

   Officers and Directors of the Company; Shareholders of OAC - Several officers and directors of the Company and shareholders of OAC are also officers and directors or trustees of the mutual funds managed and distributed by the Company.

   Transfer Agents - SSI and Oppenheimer Shareholder Services (OSS), a division of OMC, act as transfer and shareholder servicing agents for the mutual funds managed by the Company and others. Amounts charged to managed mutual funds are based on costs incurred on behalf of the mutual funds pursuant to service agreements between SSI or OSS and the mutual funds. SSI also acts as transfer agent for certain mutual funds not managed by the Company, and amounts charged to those funds are based on fees set by contracts with the respective mutual funds.

   The receivable from managed mutual funds includes $2,466,000 resulting from transfer agency fees and expenditures made on behalf of the mutual funds at December 31, 1993.

4. INCOME TAXES

   As discussed in note 1, the Company adopted Statement 109 in 1993 and has applied the provisions of the Statement retroactively to 1990. The principal effect of this change in accounting for income taxes related to the remeasurement of the 1990 acquisition of Maximum Holdings, Inc. and resulted in the recording of goodwill in the amount of $13,800,000 and deferred taxes payable in the same amount. In addition, retained earnings at December 31, 1992 was increased by $2,001,702 to reflect the effects of the restatement as of that date.

   Deferred tax assets of $20,165,000 have been recorded in the accompanying financial statements. These amounts primarily relate to the benefit associated with certain state tax loss carryforwards and compensation not deductible for tax purposes until paid. A valuation allowance has not been recorded with respect to this deferred tax asset. Deferred tax liabilities of $35,612,000 have also been recorded. These amounts relate primarily to the current deduction, for tax purposes, of deferred sales commissions which are amortized over six years for book purposes and the difference in book and tax basis relating to certain management contracts.

   The Company has certain net operating loss carryforwards relating to various states. If not used in the interim, these losses will generally expire on December 31, 2008.

5. SENIOR DEBT

   At December 31, 1993, the Company has outstanding $77.2 million of Senior Debt borrowed from five banks. This amount is comprised of a term loan of $23.7 million due September 30, 1997 and $53.5 million outstanding on a $75 million revolving credit. The revolving credit is subject to annual renewal, and, if not renewed, is repayable in four annual installments. The debt bears interest at the Company's election at the rate for Eurodollar deposits plus 1 1/2% or the higher of the prime rate, plus 1/2% or the federal funds rate plus 1/2%. The credit agreement contains covenants requiring certain minimum financial tests and restrictions on capital expenditures, investments, indebtedness and dividends. At December 31, 1993, the Company was in compliance with the terms of the credit agreement.
   In addition, the banks have also received a pledge of the shares of the Company's subsidiaries and guarantees of certain subsidiaries. Borrowings under the credit agreement are collateralized by certain assets of the Company.

   The mandatory principal repayment schedule for the term loan is as follows (000's):
                        1994      $ 10,000
                        1995        12,000
                        1996         1,700
                                  --------
                                  $ 23,700
                                  ========

   The credit agreement has certain provisions whereby specified amounts of excess cash flow on a semi-annual basis, as defined in the agreement, must be applied to reduce the outstanding loan balance. There are no prepayment penalties.

   The Company has entered into interest rate swap agreements whereby certain banks have agreed to pay the Company interest on a floating rate (Eurodollar) basis and the Company has agreed to pay the banks interest on a fixed rate basis. At December 31, 1993, the Company has fixed an interest rate of 10.00% on $29,000,000 of the Senior Debt. The interest rate swap agreements mature December 31, 1994.

   The Company is exposed to credit loss in the event of non-performance by the other parties to the interest rate swap agreements; however, the Company does not anticipate non-performance by the counterparties. Based on borrowing rates currently available to the Company for senior and subordinated loans with similar terms, maturities and prepayment options, the Company estimates that the fair value of its interest bearing debt and the related interest rate swap agreements is $124.6 million as compared to the carrying amount shown on the balance sheet of $121.7 million.


6. SUBORDINATED NOTES

   Pursuant to a Note Agreement as amended and restated as of November 24, 1992 (the Note Agreement), the Company issued to a group of insurance companies owned by Massachusetts Mutual Life Insurance Company, $44,450,000 face amount of Subordinated Notes (Notes) due October 31, 2000. The Notes are subordinated to the Senior Debt obligations, (see Note 5). The Notes require semi-annual interest payments at a rate of 14% on October 31 and April 30 of each year. The Company may make optional prepayments of Notes, with a penalty, beginning November 1, 1995. The Note Agreement contains covenants requiring certain minimum financial tests and restrictions on capital expenditures, investments, indebtedness and dividends. At December 31, 1993, the Company was in compliance with the terms of the Note Agreement.

   The mandatory principal repayment schedule for the Notes is as follows (000's):
                         1998      $14,800
                         1999       14,825
                         2000       14,825
                                   -------
                                   $44,450
                                   =======

7. SHAREHOLDER'S EQUITY

   The following table summarizes the various series and classes of preferred and common stocks that are authorized, issued and outstanding as of December 31, 1993:

                                             Shares
                                                  Issued and
                                     Authorized   Outstanding    Amount
   Preferred stock - non-voting;
    $10 par value:
      Series A - $15.00 non-cumulative,
        non-convertible                  1,350
      Series B - $1.50 non-cumulative,
        non-convertible                186,500
      Series C - $1.00 cumulative,
        non-convertible                 12,150      12,150     $121,500
      Series D - $.60 cumulative,
        convertible:
          Class A                      161,523
          Class B                       30,938      12,991      129,910
                                        ---------   --------- ---------
   Total                               392,461      25,141     $251,410
                                       =======      ======     ========


   Common stock - voting; $.10
    par value:
      Common shares                   212,461      162,873     $ 16,287
      Class A common shares            16,785       16,785        1,679
                                     ------------  ----------   -------

   Total                              229,246      179,658     $ 17,966
                                      =======      =======     ========

   The outstanding preferred shares are redeemable, at the option of the Company, at $10 per share plus all accrued and unpaid dividends. In the event of dissolution or liquidation, the preferred shareholders are entitled to receive these same amounts before any distributions are made to the common shareholder. The Series D Preferred Shares are convertible, at the option of the shareholder, into common shares on a one-for-one basis.


8. COMMITMENTS

   Leases - The Company rents office space and certain computer and other equipment under leases expiring during the next 15 years. At December 31, 1993, the aggregate minimum annual rentals under noncancelable operating leases were as follows:


                 Years Ending
                 December 31
                 ------------

                   1994          $ 6,237,568
                   1995            4,406,666
                   1996            3,513,503
                   1997            2,573,471
                   1998            2,223,802
                   Thereafter     10,660,288
                                 -----------
                                 $29,615,298
                                 ===========